SWAP CONTRACT ADMINISTRATION AGREEMENT

This SWAP CONTRACT ADMINISTRATION AGREEMENT, dated as of April 27, 2007 (this “Agreement”), among THE BANK OF NEW YORK (“BNY”), as Swap Contract Administrator (in such capacity, the “Swap Contract Administrator”) and not in its individual or corporate capacity but solely as Trustee under the Pooling and Servicing Agreement referred to below (in such capacity, the “Trustee”), and COUNTRYWIDE HOME LOANS, INC. (“CHL”).

WHEREAS, CHL is a party to an interest rate swap agreement between CHL and Lehman Brothers Special Financing Inc. (the “Counterparty”), with a Trade Date of April 27, 2007 and a reference number of Global IDs: 1497045L, N1335414, 3005980 (the “Swap Contract”), a copy of which is attached to this Agreement at Exhibit A;

WHEREAS, CHL is conveying certain mortgage loans and other related assets to a trust fund (the “Trust Fund”) created pursuant to a Pooling and Servicing Agreement, dated as of April 1, 2007 (the “Pooling and Servicing Agreement”), among CWABS Inc., as depositor, CHL, as a seller, Park Sienna LLC, as a seller, Park Granada LLC, as a seller, Park Monaco Inc., as seller, Countrywide Home Loans Servicing LP, as master servicer (the “Master Servicer”), and the Trustee, with respect to the CWABS Asset-Backed Certificates, Series 2007-BC2;

WHEREAS, simultaneously with the execution and delivery of this Agreement, CHL is assigning all of its rights, and delegating all of its duties and obligations (other than its obligation to pay the Upfront Amount (as defined in the Swap Contract)), under the Swap Contract to the Swap Contract Administrator, pursuant to the Novation Agreement, dated as of the date hereof (the “Novation Agreement”), among CHL, as transferor, the Swap Contract Administrator, as transferee, and the Counterparty, as remaining party, a copy of which is attached to this Agreement as Exhibit B;

WHEREAS, the parties hereto desire that the Trustee make remittances to the Swap Contract Administrator as contemplated by and to the extent provided in the Pooling and Servicing Agreement to cover payments due to the Counterparty under the Swap Contract;

WHEREAS, CHL desires that the Net Payments (as defined below) payable by the Counterparty on the Swap Contract be distributed to the Trustee under the Pooling and Servicing Agreement to be applied for the purposes specified in the Pooling and Servicing Agreement and that the Excess Payments (as defined below) on the Swap Contract be distributed to CHL;

WHEREAS, CHL and the Trustee desire to appoint the Swap Contract Administrator, and the Swap Contract Administrator desires to accept such appointment, to distribute funds received under the Swap Contract to the Trustee and to CHL as provided in this Agreement, and, in the case of a NIM Issuance, to distribute Excess Payments in accordance with the related Swap Excess Assignment Agreement (each as defined below).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.  Definitions. Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement or the Swap Contract.

Benefited Certificates: The Class A Certificates and the Subordinate Certificates.

Excess Payment: For any Distribution Date on or prior to the Swap Contract Termination Date and as to which the Swap Contract or a replacement swap contract is in effect, an amount equal to the excess, if any, of (i) the Net Swap Payment (as defined in the Pooling and Servicing Agreement) received by the Swap Contract Administrator from the Counterparty with respect to such Distribution Date over (ii) the Net Payment for such Distribution Date. For any Distribution Date on or prior to the Swap Contract Termination Date but only if neither the Swap Contract nor a replacement swap contract is in effect, zero. For any Distribution Date after the Swap Contract Termination Date, an amount equal to all remaining funds on deposit in the Swap Administration Account.

Indenture Trustee: With respect to a NIM Issuance (if any), the indenture trustee under the indenture pursuant to which the notes related to such NIM Issuance are issued.

ISDA Credit Support Annex: The credit support annex between the Swap Contract Administrator and the Counterparty dated as of April 27, 2007, a copy of which is attached to this Agreement as Exhibit C.

Net Payment: With respect to any Distribution Date on or prior to the Swap Contract Termination Date, an amount equal to the sum of (i) any Current Interest and Interest Carry Forward Amounts in respect of the Benefited Certificates, (ii) any Net Rate Carryover in respect of the Benefited Certificates, (iii) any Unpaid Realized Loss Amounts in respect of the Benefited Certificates and (iv) any Overcollateralization Deficiency Amount, in each case remaining unpaid (or in the case of Overcollateralization Deficiency Amount, remaining) following the distribution to the Benefited Certificates of Excess Cashflow pursuant to Section 4.04(c) of the Pooling and Servicing Agreement. With respect to any Distribution Date after the Swap Contract Termination Date, zero.

NIM Issuance: An issuance by a NIM Trust, on or after the date hereof, of asset-backed notes secured by the Class C Certificates and/or Class P Certificates.

NIM Trust: A Delaware statutory trust or other special-purpose entity that is the issuer of the securities issued in connection with a NIM Issuance (if any).

Responsible Officer: When used with respect to the Swap Contract Administrator, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Swap Contract Administrator customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Swap Administration Account: The separate account created and maintained by the Swap Contract Administrator pursuant to Section 3 with a depository institution in the name of the Swap Contract Administrator for the benefit of the Counterparty, CHL and the Trustee on behalf of the Holders of the Benefited Certificates and designated “The Bank of New York for Countrywide Home Loans, Inc., Lehman Brothers Special Financing Inc. and certain registered Holders of CWABS, Inc., Asset-Backed Certificates, Series 2007-BC2”. Funds in the Swap Administration Account shall be held for the Counterparty, CHL and the Trustee on behalf of the Holders of the Benefited Certificates as set forth in this Agreement.

Swap Collateral Account: The separate account created and maintained by the Swap Contract Administrator pursuant to Section 5 with a depository institution in the name of the Swap Contract Administrator for the benefit of the Counterparty, CHL and the Trustee on behalf of the Holders of the Benefited Certificates and designated “The Bank of New York for Countrywide Home Loans, Inc., Lehman Brothers Special Financing Inc. and certain registered Holders of CWABS, Inc., Asset-Backed Certificates, Series 2007-BC2”. Funds in the Swap Collateral Account shall be held for the Counterparty, CHL and the Trustee on behalf of the Holders of the Benefited Certificates as set forth in this Agreement.

Swap Excess Assignment Agreement: With respect to a NIM Issuance (if any), an agreement executed on or after the date hereof by CHL, the related NIM Trust and the Swap Contract Administrator (in form and substance reasonably satisfactory to the Swap Contract Administrator), pursuant to which rights to receive certain portions of Excess Payments shall be assigned to such NIM Trust and pursuant to which the Swap Contract Administrator shall agree to distribute Excess Payments to the related Indenture Trustee and CHL (in accordance with the terms of such agreement).

2.  Appointment of Swap Contract Administrator.

CHL and the Trustee hereby appoint BNY to serve as Swap Contract Administrator pursuant to this Agreement and pursuant to the related Swap Excess Assignment Agreement (if any). The Swap Contract Administrator accepts such appointment, acknowledges the transfer and assignment to it of CHL’s rights and obligations under the Swap Contract pursuant to the Novation Agreement and agrees to execute as Swap Contract Administrator the ISDA Credit Support Annex with the Counterparty and perform the obligations of the Secured Party as defined under the ISDA Credit Support Annex. The Swap Contract Administrator agrees to exercise the rights referred to above for the benefit of CHL, the Trustee and the Counterparty and to perform the duties set forth in this Agreement and the ISDA Credit Support Annex. In the event of a NIM Issuance, the Swap Contract Administrator further agrees to perform the duties set forth in the related Swap Excess Assignment Agreement for the benefit of CHL, the related NIM Trust and the related Indenture Trustee.

3.  Receipt of Funds; Swap Administration Account.

The Swap Contract Administrator hereby agrees to receive (i) on behalf of CHL and the Trustee, all amounts paid by the Counterparty under the Swap Contract and (ii) on behalf of the Counterparty, all amounts remitted by the Trustee pursuant to the Pooling and Servicing Agreement for payment to the Counterparty. The Swap Contract Administrator shall establish and maintain a Swap Administration Account into which the Swap Contract Administrator shall deposit or cause to be deposited on the Business Day of receipt, (x) all amounts remitted by the Trustee for payment to the Counterparty pursuant to the Swap Contract and (y) all amounts payable by the Counterparty under the Swap Contract. All funds deposited in the Swap Administration Account shall be held for the benefit of the Counterparty, CHL and the Trustee on behalf of the Holders of the Benefited Certificates until withdrawn in accordance with this Section 3. The Swap Administration Account shall be an “Eligible Account” as defined in the Pooling and Servicing Agreement.

Funds in the Swap Administration Account shall remain uninvested.

The Swap Contract Administrator shall give at least 30 days’ advance notice to the Counterparty, CHL and the Trustee of any proposed change of location of the Swap Administration Account prior to any change thereof.

4.  Calculations; Distribution of Payments; Delivery of Notices.

The Swap Contract Administrator hereby agrees to make payments based on the information provided by the Trustee and the Counterparty, and the Swap Contract Administrator shall, absent manifest error, be entitled to rely on information provided by the Trustee and the Counterparty.

On the Business Day of receipt of any payment from the Counterparty, the Swap Contract Administrator shall withdraw the amount of such payment from the Swap Administration Account and distribute such amounts sequentially, as follows:

(a)	first, to the Trustee for deposit into the Swap Account, the applicable Net Payment; and

(b)	second, to CHL, the applicable Excess Payment, in accordance with the following wiring instructions:

[WIRING INSTRUCTIONS TO COME]

On the Business Day of receipt of any payment from the Trustee for payment to the Counterparty, the Swap Contract Administrator shall withdraw the amount of such payment from the Swap Administration Account and distribute such amounts to the Counterparty in accordance with the wiring instructions specified in the Swap Contract.

The Swap Contract Administrator shall prepare and deliver any notices required to be delivered under the Swap Contract.

On the Business Day of receipt of any notices, information or reports received by the Swap Contract Administrator from the Counterparty, the Swap Contract Administrator shall provide the same to the Trustee, including without limitation information regarding any Net Swap Payment or Swap Termination Payment that will be payable by the Swap Contract Administrator to the Counterparty with respect to the next Distribution Date.

Upon the Swap Contract Administrator obtaining actual knowledge of an Event of Default (as defined in the Swap Contract), Termination Event (as defined in the Swap Contract) or Additional Termination Event (as defined in the Swap Contract) for which the Swap Contract Administrator has the right to designate an Early Termination Date (as defined in the Swap Contract), the Swap Contract Administrator notify the Trustee and CHL.

5.  Control Rights; Credit Support Annex; Replacement Swap Contract.

The Trustee shall have the right to direct the Swap Contract Administrator with respect to the exercise of any right under the Swap Contract (such as the right to designate an Early Termination Date following an Event of Default (each such term as defined in the Swap Contract)).

The Swap Contract Administrator is hereby directed to perform the obligations of the Custodian as defined under the Swap Credit Support Annex (the “Swap Custodian”).

On or before the Closing Date, the Swap Custodian shall establish a Swap Collateral Account (the “Swap Collateral Account”). The Swap Collateral Account shall be held in the name of the Swap Custodian in trust for the benefit of the Holders of Asset-Backed Certificates, Series 2007-BC2. The Swap Collateral Account must be an Eligible Account and shall be entitled “CWABS Asset-Backed Certificates Trust 2007-BC2, Asset-Backed Certificates, Series 2007-BC2, Swap Collateral Account, Trustee, as Swap Custodian for the benefit of holders of Asset-Backed Certificates, Series 2007-BC2.”

The Swap Custodian shall credit to Swap Collateral Account all collateral (whether in the form of cash or securities) posted by the Swap Counterparty to secure the obligations of the Swap Counterparty in accordance with the terms of the Swap Contract. Except for investment earnings, the Swap Counterparty shall not have any legal, equitable or beneficial interest in the Swap Collateral Account other than in accordance with this Agreement, the Swap Contract and applicable law. The Swap Custodian shall maintain and apply all collateral and earnings thereon on deposit in the Swap Collateral Account in accordance with Swap Credit Support Annex.

Cash collateral posted by the Swap Counterparty in accordance with the Swap Credit Support Annex shall be invested at the direction of the Swap Counterparty in Permitted Investments in accordance with the requirements of the Swap Credit Support Annex. All amounts earned on amounts on deposit in the Swap Collateral Account (whether cash collateral or securities) shall be for the account of and taxable to the Swap Counterparty.

Upon the occurrence of an Event of Default or Specified Condition (each as defined in the Swap Contract) with respect to the Swap Counterparty or upon occurrence or designation of an Early Termination Date (as defined in the Swap Contract) as a result of any such Event of Default or Specified Condition with respect to the Swap Counterparty, and, in either such case, unless the Swap Counterparty has paid in full all of its Obligations (as defined in the Swap Credit Support Annex) that are then due, then any collateral posted by the Swap Counterparty in accordance with the Swap Credit Support Annex shall be applied to the payment of any Obligations due to Party B (as defined in the Swap Contract) in accordance with the Swap Credit Support Annex. Any excess amounts held in such Swap Collateral Account after payment of all amounts owing to Party B under the Swap Contract shall be withdrawn from the Swap Collateral Account and paid to the Swap Counterparty in accordance with the Swap Credit Support Annex.

In the event that the Swap Contract is terminated, CHL shall assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap Contract, and the Swap Contract Administrator shall enter into a replacement swap contract procured by CHL and continue to serve as Swap Contract Administrator pursuant to the terms hereof. Any Swap Termination Payment received from the Counterparty shall be used to pay any upfront amount required under any replacement swap contract, and any excess shall be distributed to CHL. In the event that a replacement swap contract cannot be procured, any Swap Termination Payment received from the Counterparty in respect of the termination of the original Swap Contract shall be held in the Swap Administration Account and distributed as provided in Section 4. In the event that a replacement swap is procured and the replacement counterparty pays an upfront amount to the Swap Contract Administrator in connection with the execution of the replacement swap contract, then (i) if that upfront amount is not received prior to the Distribution Date on which any Swap Termination Payment was due to the Counterparty under the original Swap Contract, that upfront amount shall be held in the Swap Administration Account and distributed as provided in Section 4, and (ii) if that upfront amount is received prior to the Distribution Date on which any Swap Termination Payment is due to the Counterparty under the original Swap Contract, the Swap Contract Administrator shall remit to the Trustee, to be included in Interest Funds for Loan Group 1 and Loan Group 2, the portion of such upfront amount equal to the lesser of (x) such upfront amount and (y) the amount of the Swap Termination Payment due to the Counterparty under the Original Swap Contract, to be allocated between Loan Group 1 and Loan Group 2 pro rata based on their respective Interest Funds for that Distribution Date. Any upfront amount paid by a replacement counterparty that is not remitted by the Swap Contract Administrator to the Trustee pursuant to clause (ii) of the preceding sentence shall be distributed to CHL.

6.  Monitoring of Significance Percentage. With respect to each Distribution Date, the Swap Contract Administrator shall calculate the “significance percentage” (as defined in Item 1115 of Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1123) of the Swap Contract based on the aggregate Certificate Principal Balance of the Benefited Certificates for such Distribution Date (after all distributions to be made thereon on such Distribution Date) and based on the methodology provided in writing by or on behalf of CHL no later than the fifth Business Day preceding such Distribution Date. On each Distribution Date, the Swap Contract Administrator shall provide to CHL a written report (which written report may include similar information with respect to other derivative instruments relating to securitization transactions sponsored by CHL) specifying the “significance percentage” of the Swap Contract for that Distribution Date. If the “significance percentage” of the Swap Contract exceeds 7.0% with respect to any Distribution Date, the Swap Contract Administrator shall make a separate notation thereof in the written report described in the preceding sentence. Such written report may contain such assumptions and disclaimers as are deemed necessary and appropriate by the Swap Contract Administrator.

7.  Representations and Warranties of the Swap Contract Administrator. The Swap Contract Administrator represents and warrants as follows:

(a)
BNY is duly organized and validly existing as a banking corporation under the laws of the State of New York and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations as Swap Contract Administrator under this Agreement.

(b)	The execution, delivery and performance of this Agreement by BNY as Swap Contract Administrator has been duly authorized by BNY.

(c)
This Agreement has been duly executed and delivered by BNY as Swap Contract Administrator and is enforceable against BNY in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

(d)
The execution, delivery and performance of this Agreement by BNY as Swap Contract Administrator will not result in a breach of the organizational documents of BNY and will not violate any applicable law, rule or regulation of the United States or the State of New York.

8.  Certain Matters Concerning the Swap Contract Administrator.

(a)	The Swap Contract Administrator shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.

(b)
No provision of this Agreement shall be construed to relieve the Swap Contract Administrator from liability for its own grossly negligent action, its own gross negligent failure to act or its own misconduct, its grossly negligent failure to perform its obligations in compliance with this Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith; provided that:

(i)
the duties and obligations of the Swap Contract Administrator shall be determined solely by the express provisions of this Agreement, the Swap Contract Administrator shall not be liable, individually or as Swap Contract Administrator, except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Swap Contract Administrator and the Swap Contract Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Swap Contract Administrator and conforming to the requirements of this Agreement that it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(ii)
the Swap Contract Administrator shall not be liable, individually or as Swap Contract Administrator, for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Swap Contract Administrator, unless the Swap Contract Administrator was grossly negligent or acted in bad faith or with willful misfeasance; and

(iii)
the Swap Contract Administrator shall not be liable, individually or as Swap Contract Administrator, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Trustee or CHL, as applicable, or exercising any power conferred upon the Swap Contract Administrator under this Agreement.

(c)	Except as otherwise provided in Sections 8(a) and 8(b):

(i)
the Swap Contract Administrator may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)
the Swap Contract Administrator may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

(iii)
the Swap Contract Administrator shall not be liable, individually or as Swap Contract Administrator, for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(iv)
the Swap Contract Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Counterparty, CHL or the Trustee; provided, however, that if the payment within a reasonable time to the Swap Contract Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Swap Contract Administrator not reasonably assured to the Swap Contract Administrator by the Counterparty, CHL and/or the Trustee, the Swap Contract Administrator may require reasonable indemnity against such expense, or liability from the Counterparty, CHL and/or the Trustee, as the case may be, as a condition to taking any such action;

(v)
the Swap Contract Administrator shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it; and

(vi)
the Swap Contract Administrator shall not be liable, individually or as Swap Contract Administrator, with respect to or in connection with errors or omissions contained in the report to be provided pursuant to Section 6 hereof, to the extent such errors or omissions are the result of inaccuracies in the methodology or other information provided to the Swap Contract Administrator by CHL.

(d)
CHL covenants and agrees to pay or reimburse the Swap Contract Administrator, upon its request, for all reasonable expenses and disbursements incurred or made by the Swap Contract Administrator in accordance with any of the provisions of this Agreement except any such expense or disbursement as may arise from its negligence, bad faith or willful misconduct. The Swap Contract Administrator and any director, officer, employee or agent of the Swap Contract Administrator shall be indemnified by CHL and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Swap Contract or the Novation Agreement, or in connection with the performance of any of the Swap Contract Administrator’s duties hereunder or thereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Swap Contract Administrator’s duties hereunder or thereunder. Such indemnity shall survive the termination of this Agreement or the resignation of the Swap Contract Administrator hereunder and under the Swap Contract and the Novation Agreement. Notwithstanding anything to the contrary in this Section 8(d), any expenses, disbursements, losses or liabilities of the Swap Contract Administrator or any director, officer, employee or agent thereof that are made or incurred as a result of any request, order or direction of any NIM Insurer or any of the Certificateholders made to the Trustee as contemplated by Section 8.02(a)(9) of the Pooling and Servicing Agreement and consequently made to the Swap Contract Administrator by the Trustee shall be payable by the Trustee out of the security or indemnity provided by any NIM Insurer or such Certificateholders pursuant to Section 8.02(a)(9) of the Pooling and Servicing Agreement.

(e)
Upon the resignation of BNY as Trustee in accordance with the Pooling and Servicing Agreement, (i) BNY shall resign and be discharged from its duties as Swap Contract Administrator hereunder and (ii) the Person that succeeds BNY as Trustee shall be appointed as successor Swap Contract Administrator hereunder upon its execution, acknowledgement and delivery of the instrument accepting such appointment in accordance with Section 8.08 of the Pooling and Servicing Agreement, whereupon the duties of the Swap Contract Administrator hereunder shall pass to such Person. In addition, upon the appointment of a successor Trustee under the Pooling and Servicing Agreement, such successor Trustee shall succeed to the rights of the Trustee hereunder.

(f)
In the event of a NIM Issuance, nothing in this Section 8 shall limit or otherwise modify or affect the rights, duties or obligations of the Swap Contract Administrator under the related Swap Excess Assignment Agreement.

9.  Miscellaneous.

(a)	This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(b)
Each of BNY and CHL hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceedings arising out of or relating to this Agreement.

(c)
The Counterparty shall be an express third party beneficiary of this Agreement for the purpose of enforcing the provisions hereof to the extent of the Counterparty’s rights explicitly specified herein as if a party hereto.

(d)
This Agreement shall terminate upon the termination of the Swap Contract and the disbursement by the Swap Contract Administrator of all funds received under the Swap Contract to CHL and the Trustee on behalf of the Holders of the Benefited Certificates.

(e)
This Agreement may be amended, supplemented or modified in writing by the parties hereto, provided that no amendment shall adversely affect in any material respect the Counterparty without the prior written consent of the Counterparty, which consent shall not be unreasonably withheld.

(f)
This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all such counterparts taken together shall be deemed to constitute one and the same instrument.

(g)
Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(h)
The representations and warranties made by the parties to this Agreement shall survive the execution and delivery of this Agreement. No act or omission on the part of any party hereto shall constitute a waiver of any such representation or warranty.

(i)	The article and section headings in this Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

THE BANK OF NEW YORK, as Swap Contract Administrator

By:	/s/ Matthew Sabino
Name:	Matthew Sabino
Title:	Assistant Treasurer

THE BANK OF NEW YORK, not in its individual or corporate capacity but solely as Trustee

By:	/s/ Matthew Sabino
Name:	Matthew Sabino
Title:	Assistant Treasurer

COUNTRYWIDE HOME LOANS, INC.

By:	/s/ Michael Schloessmann
Name:	Michael Schloessmann
Title:	Managing Director

EXHIBIT A

SWAP CONTRACT

EXHIBIT B

NOVATION AGREEMENT

EXHIBIT C

CREDIT SUPPORT ANNEX